ASSIGNMENT
OF
PURCHASE AGREEMENT

AEI Property Corporation a Minnesota corporation (“Assignor”), hereby assigns a 100% undivided interest to AEI Income & Growth Fund XXII Limited Partnership (“Parcel 1 Assignee”, as to the DaVita property located at 220 Cottonwood Drive, Heampstead, Texas (“Parcel 1”) and an undivided 59% interest to AEI Healthcare Fund LLC, a Delaware limited  liability company (the “Parcel 2 Assignee”, Parcel 1 Assignee and Parcel 2 Assignee collectively “Assignee”), as to the Fresenius property located at 8520 Amarillo Blvd West, Amarillo, Texas (“Parcel 2”), in that certain Purchase and Sale Agreement between Assignor and Ottomatic Capital, LLC, a Texas limited liability company (“Seller”), dated August 15, 2022, as amended, and Assignee hereby assumes management responsibilities and obligations of its interests as Purchasers thereunder.

Dated: September 19, 2022

ASSIGNOR:

AEI Property Corporation,

a Minnesota corporation

By: /s/ MARNI NYGARD

      Marni Nygard, its President

PARCEL 1 ASSIGNEE:
AEI Income & Growth Fund XXII Limited Parntership, a Minnesota limited partnership

By:
AEI Fund Management XXI, Inc.,
a Minnesota corporation
Its:
Corporate General Partner

By : /s/ MARNI NYGARD
      Marni Nygard, its President

PARCEL 2 ASSIGNEE:

AEI Healthcare Fund LLC,
a Delaware limited liability company

By:
AEI Income Fund Manager, Inc.,
a Minnesota corporation
Its:
managing member

By: : /s/ MARNI NYGARD
      Marni Nygard, its President
1

AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment to Purchase and Sale Agreement (this “Amendment”) is entered into to be effective as of September 15, 2022, by and between Ottomatic Capital, LLC, a Texas limited liability company (“Seller”) and AEI property corporation, a Minnesota corporation, or its assigns (“Purchaser”).

A.
Purchaser and Seller entered into that Purchase and Sale Agreement, dated effective August 15, 2022 (the “Purchase Agreement”), for the sale acquisition of the real estate described on Exhibit A attached hereto.

In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties covenant and agree to amend the Purchase Agreement as follows (all capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement):

1.
Seller and Purchaser acknowledge and agree that the Feasibility Period has expired.
2.
Seller and Purchaser acknowledge and agree that Seller shall credit $20,000 toward “Property Repairs to be completed by Purchaser” on the settlement statement on the Closing Date, as to Parcel 1, and $60,000 toward “Property Repairs to be completed by Purchaser” on the settlement statement on the Closing Date, as to Parcel 2.

3.
The Parties acknowledge and agree that the Closing shall occur on September 22, 2022, or as soon thereafter as all conditions to Closing have been satisfied.

4.
Except as specifically provided herein, there are no further amendments or modifications to the Purchase Agreement, and the Purchase Agreement shall remain in full force and effect, as amended by this Amendment.

5.
This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.  When executed by both parties, this Amendment shall be binding on the Parties and their respective successors and assigns.

6.
This Amendment shall be governed by and construed in accordance with the laws of the state of Texas.

2

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment to be effective as of the date set forth above.
SELLER:
Ottomatic Capital, LLC
a Texas limited liability company

By: /s/ROBERT G HAIMAN
      Robert G. Haiman
      Managing Member

Date: Sept 16, 2022

BUYER:

AEI PROPERTY CORPORATION
a Minnesota corporation

By:  /s/ MARNI NYGARD

  Marni Nygard, its President

Date: _9/16/2022________

3

Exhibit A

LEGAL DESCRIPTION

Parcel 1

Lot Two (2) of the Hempstead East Business Park, City of Hempstead, Waller County, Texas, according to the plat thereof recorded in Volume 1266, Page 836, Official Public Records of Waller County, Texas.

Parcel 2

BEING all that tract of land in the City of Amarillo, Potter County, Texas, and being all of Lots 3 and 4 in Block 1 of the Tascosa Medical Center Unit No. - 1, an addition to the City of Amarillo, Potter County, Texas, as per plat recorded in volume 1200, Page 415 of the Deed Records of Potter County, Texas, and being further described as follows:

BEGINNING at a 1/2 inch steel rod found in the West line of the Interstate Highway 40B Southbound access road, known as W. Amarillo Boulevard, at the Northeast corner of said Lot 4;

THENCE Southwesterly 202.23 feet along a curve to the right having a radius of 2198.39 feet and a central angle of 5 degrees 16 minutes 14 seconds (Chord bears South 07 degrees 46 minutes 59 seconds West, 202.16 feet), to a 1/2 inch steel rod found in the West line of W. Amarillo Boulevard, at the Southeast corner of said Lot 3;

THENCE South 89 degrees 51 minutes 21 seconds West, 245.36 feet to a 1/2 inch steel rod found at the Southwest corner of said Lot 3;

THENCE North 00 degrees 07 minutes 29 seconds West, 200.18 feet to a 1/2 inch steel rod found at the Northwest corner of said Lot 4;

THENCE North 89 degrees 50 minutes 49 seconds East, 273.17 feet to the POINT OF BEGINNING.

4

PURCHASE AND SALE AGREEMENT

1.
PARTIES.  The names and addresses of the parties (each, a “Party,” and collectively, the “Parties”) to this Purchase and Sale Agreement (this “Agreement”) are:
Seller:

Ottomatic Capital, LLC

4060 Travis Street, #3
Dallas, Texas  75204

Attention: Robert G. Haiman

Purchaser:

AEI Property Corporation, its successors and/or assign

51300 Wells Fargo Place

30 East Seventh Street
Saint Paul, Minnesota  55101
Attention: Marissa Lassaux

2 .
PROPERTY.  Seller agrees to sell, convey, transfer and assign, and Purchaser agrees to purchase and pay for the following, all of which is collectively referred to in this Agreement as the “Property:”
(a)
Land.  The parcels of land are described as follows and shall be each referred to as a “Parcel” and collectively referred to in this Agreement as the “Land:”
See Exhibit A attached hereto and incorporated herein by this reference.

(b)
Appurtenances.  All of Seller’s rights and appurtenances to the Land, including, without limitation, all reversions, remainders, easements, rights-of-way, tenements and hereditaments appertaining to or otherwise benefiting or used in connection with such Land or the Improvements (as defined below), together with all of Seller’s right, title and interest in and to any strips of land, streets, and alleys abutting or adjoining the Land, if any, and all air, mineral and riparian rights related to the Property, if any.
(c)
Improvements.  All existing improvements, structures and fixtures, if any, placed, constructed, installed or located on the Land, including, without limitation, those certain buildings located on Parcels 1 and 2 with a physical address of: (i) 220 Cottonwood Drive, Hempstead, Texas 77445 (“Parcel 1”); and (ii) 5920 Amarillo Blvd. West, Amarillo, Texas 79706 (“Parcel 2”) (collectively, the “Buildings”), and all fences, gates, plants, trees, landscaping and other appurtenances, if any, located upon, over or under the Land, all of which are referred to in this Agreement as the “Improvements.”
(d)
Leases.  All of Seller’s right, title, and interest as lessor in the written leases to the Property to the tenants, together with any and all amendments, modifications or supplements thereto, as described on Exhibit B attached hereto and incorporated herein, as the same may be amended after the Effective Date, and any New Leases which Seller enters into prior to the Closing Date pursuant to the terms of this Agreement, together with any guarantees thereof and security deposits thereunder (collectively, the “Leases”).

(e)
Contract Rights.  Seller’s right, title, and interest in all assignable warranties, guaranties, and bonds, relating to the Land or the Improvements or any fixtures located therein (collectively the “Warranties”) and Seller’s right, title, and interest in all service contracts now or hereinafter relating to the Land or the Improvements, together with all of Seller’s rights and remedies thereunder and the benefits of all covenants and warranties contained therein, if any, (collectively, the “Service Contracts”); provided, however, so long as such Service Contracts can be terminated at no expense to Seller, Seller shall be required to terminate all Service Contracts which Purchaser does not elect to assume.
(f)
Personal Property. Seller’s right, title and interest in and to all personal property, if any, located on or in the Land or Improvements and used in connection with the operation, and maintenance of the Property.
3.
PURCHASE PRICE.  Subject to the conditions of this Agreement, Purchaser agrees to pay the following purchase price (the “Purchase Price”) in the following manner:
(a)
Total Amount; Allocation.  The total amount of the Purchase Price is Six Million Two Hundred Thousand and No/100 Dollars ($6,200,000.00). The Parties acknowledge and agree that the Purchase Price shall be allocated between the Parcels as follows: (i) the Purchase Price for Parcel 1 is Three Million and No/100 Dollars ($3,000,000.00); and (ii) the Purchase Price for Parcel 2 is Three Million Two Hundred Thousand and No/100 Dollars ($3,200,000.00).
(b)
Payment. The total amount of the Purchase Price shall be paid in cash via federal wire transfer funds at Closing.
4.
ESCROW DEPOSIT.  Within three (3) business days after Purchaser’s receipt of a fully executed copy of this Agreement, Purchaser shall deliver an escrow deposit in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (together with any interest thereon, the “Escrow Deposit”) to be held in escrow by the Title Company as Escrow Agent. If Purchaser does not deliver to Seller a written notice of termination of this Agreement prior to the expiration of the Feasibility Period (as defined below), then the Escrow Deposit shall be non-refundable to Purchaser (except as otherwise expressly set forth in this Agreement). Escrow Agent shall place the Escrow Deposit in an interest-bearing account at a financial institution whose accounts are insured by an agency of the federal government.  If Purchaser defaults under this Agreement, after giving effect to all applicable notice and cure periods (and Seller is not in default), Seller shall be entitled to receive the Escrow Deposit as liquidated damages as provided in this Agreement and as Seller’s sole and exclusive remedy.  If Seller defaults under this Agreement, after giving effect to all applicable notice and cure periods (and Purchaser is not in default), Purchaser shall be entitled to its election of remedies as provided in Section 12(b) hereafter.  In the event of any dispute between Seller and Purchaser concerning disbursement of the Escrow Deposit, the Title Company shall be authorized to file an interpleader suit in the District Court of the county in which the applicable Parcel is located, and the disposition of such funds shall be determined in accordance with such proceeding, and the Title Company shall be released of all further liability with respect to such Escrow Deposit; provided, however, in the event Purchaser terminates this Agreement prior to the expiration date of the Feasibility Period and pursuant to Section 5(b) hereof, then, in such event, the Escrow Agent shall be irrevocably required to release the Escrow Deposit to Purchaser in full termination of this Agreement.

5.
INFORMATION AND FEASIBILITY PERIOD.  Seller shall furnish certain information and documents, and Purchaser shall have a period of time to study the feasibility of purchasing the Property, as follows:
(a)
Disclosure Documents.  Within two (2) days after the Effective Date of this Agreement, Seller shall deliver to Purchaser copies of the following, to the extent in Seller’s possession or subject to its control: (i) the Leases, including all amendments, exhibits and notifications from/to the tenants regarding lease commencement, rent commencement or other salient lease terms; (ii) the Service Contracts and (iii) those documents listed on Exhibit C, attached hereto and incorporated herein by this reference (collectively, the “Disclosure Documents”).
Feasibility Period.  For a period beginning on the Effective Date of this Agreement and continuing for thirty (30) days thereafter (as such may be extended, the “Feasibility Period”), Purchaser shall have the right of investigation and inspection of the Property, including, without limitation site visits and physical inspections of the Property, obtaining a Phase I Environmental Assessment, property condition assessment, zoning report and survey, and the right of investigation of the Disclosure Documents, as well as the right to obtain financing on terms acceptable to Purchaser, to determine whether or not Purchaser desires to proceed with the purchase of the Property.  Purchaser agrees that Purchaser must obtain Seller’s prior written approval for any testing conducted on the Property which is more invasive than a Phase I Environmental Site Assessment. For the sake of clarity, the Feasibility Period will be to determine that each individual Parcel collectively constituting the Property is acceptable or not and is an “all-or-nothing” decision (i.e., Purchaser agrees that it will not be able to proceed with certain Parcels to the exclusion of others). During such Feasibility Period, and during the period prior to the Closing, Purchaser and Purchaser’s agents shall have the right of access to the Property for the purpose of conducting such investigation and inspection, including, without limitation, those investigations and inspections listed hereinabove, during reasonable business hours and upon reasonable advance notice to Seller.  Purchaser agrees to conduct such investigations in a commercially reasonable manner and to minimize any disturbance to the business operations of the tenants upon the Land. If, in Purchaser’s sole judgment and discretion, Purchaser decides that Purchaser wishes to terminate this Agreement for any reason or for no reason, then Purchaser shall give Seller written notice of such fact not later than 5:00pm Central Time, on the expiration date of the Feasibility Period.  Purchaser shall have no obligation to notify Seller of any reasons for such rescission, and in such event, the Escrow Deposit shall be promptly returned to Purchaser and both Parties shall be released from all further obligations hereunder, except with respect to those provisions which expressly survive the termination of this Agreement.  If Purchaser does not give written notice of its election to terminate this Agreement prior to the expiration of the Feasibility Period, then the Feasibility Period shall be deemed permanently waived by Purchaser, and this Agreement shall remain in full force and effect.  Purchaser shall not cause or permit any damage or injury to the Property, and Purchaser shall repair any damage or injury to the Property resulting from Purchaser’s investigation and inspection of the Property.  Except for matters resulting from the gross negligence or willful misconduct of Seller (or its representatives, employees, agents or contractors), Purchaser shall indemnify and hold harmless Seller on account of any claims, causes of action, damages and expenses, (including reasonable attorneys’ fees) arising out of or relating to any damage caused to the Property resulting from the acts of Purchaser, its agents, employees or contractors under the provisions of this Section 5(b) which are not the fault of Seller, and provided that the foregoing indemnity shall not apply to Purchaser’s mere discovery of any existing conditions.  The foregoing obligations of Purchaser to repair the Property and indemnify Seller shall survive Closing (or the termination of this Agreement), notwithstanding any other language to the contrary in this Agreement.

(c)
Tenant Estoppel Certificates. Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser not more than thirty (30) days prior to Closing and not later than ten (10) days prior to Closing (the “Tenant Estoppel Deadline”), a written estoppel certificate from each tenant on the approved form of such tenant, which Estoppel Certificate shall be certified to Purchaser and its lender, and which Estoppel Certificate shall certify that the Lease is in full force and effect and has not been further amended, the amount of the current monthly rental payable, the date through which such rental has been paid, and that there is no default thereunder by landlord or tenant (an “Estoppel Certificate”). Purchaser shall have three (3) days from receipt of any Estoppel Certificate to approve of such Estoppel Certificate in Purchaser’s commercially reasonable discretion, it being understood that if Purchaser does not disapprove of any Estoppel Certificate in writing within such three (3) day period, then Purchaser shall be deemed to have approved such Estoppel Certificate. Purchaser acknowledges that tenant is only required to deliver an Estoppel Certificate on either tenant’s preferred form or pursuant to the applicable Lease. In the event that Seller is unable to deliver the Estoppel Certificates as required herein to Purchaser prior to or on the Tenant Estoppel Deadline, then Purchaser shall have the right to extend the Tenant Estoppel Deadline until it has received the Estoppel Certificates as required herein and, in such event, the Closing Date shall be extended to the later of: (i) the Closing Date set forth in Section 8(a); or (ii) the date which is five (5) business days following the date of Purchaser’s receipt of the Estoppel Certificate. In the event Seller is unable to deliver the Estoppel Certificates satisfying the requirements set forth above, such failure shall constitute a material default and Purchaser shall be entitled to exercise its right to terminate this Agreement and receive the return of the Escrow Deposit.
6.
TITLE COMMITMENT AND SURVEY.
(a)
Title Commitment.  Within two (2) days after the Effective Date, Purchaser, at its sole cost and expense, shall order a Commitment for Title Insurance issued by or through an affiliate or agent of National Title Group, 4131 N. Central Expressway, Suite 450, Dallas, Texas 75204; Attention: Lathram Pou, lathram@nationaltitlegroup.com (the “Title Company”), along with a current Tax Certification, committing to insure title to the Land in Purchaser by the issuance of a 2006 TLTA Form T-1 Owner’s Policy of Title Insurance (the “Title Commitment”).  The Title Policy (defined hereafter) shall be issued to Purchaser without exception for mechanics’ liens, it being acknowledged and agreed that Seller shall provide such indemnities and satisfy any other requirements imposed by the Title Company to provide the coverage referenced in this Section 6(a).  The Title Commitment shall set forth the status of the title of the Land and Improvements and show all liens, claims, encumbrances, easements, rightsofway, encroachments, reservations, restrictions, and any other matters affecting the Land and Improvements.  The Title Company shall furnish to Purchaser and Seller a true, complete, and legible copy of all documents referred to in the Title Commitment, including, but not limited to, deeds, lien instruments, plats, reservations, restrictions and easements.

(b)
Survey.  Purchaser, at its sole cost and expense, may obtain a current TLTA “as built” survey of the Property, prepared by a surveyor licensed by the state in which the Property is located and certified to Purchaser and its assigns under this Agreement, its legal counsel, Seller and its legal counsel, any lender(s) specified by Purchaser, and the Title Company, in a form reasonably satisfactory to Purchaser and the Title Company, as having been made in compliance with applicable law and land survey standards and the 2021 Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys (the “Survey”) and shall promptly deliver a copy of such Survey to Seller and the Title Company.
(c)
Review of Information.  Purchaser shall have thirty (30) days from the Effective Date (the “Title and Survey Review Period”) in which to examine those documents and to specify to Seller those items reflected thereon which Purchaser will accept as permitted exceptions to title (collectively, the “Permitted Exceptions”), and those items which Purchaser finds objectionable (collectively, the “Title Objections”).  Seller, at Seller’s sole cost and expense, may, but shall not be obligated to, correct or remove all Title Objections, and Seller shall provide written notice identifying which items it shall correct or remove with respect to the Title Objections not later than ten (10) days following receipt of the Title Objections by Purchaser, and Purchaser shall obtain at Closing an amended Title Commitment reflecting the correction or deletion of such matters.  If Purchaser does not deliver to Seller a written notice specifying those items which are Title Objections not later than the expiration of the Title and Survey Review Period, then all of the items reflected on the Title Commitment shall be considered to be Permitted Exceptions. In the event Seller notifies Purchaser that it shall correct or remove a Title Objection, it shall be required to do so and its failure to do so shall be deemed to be a default under this Agreement.  In the event Seller elects not to correct or remove any of the Title Objections, then, following the date Seller gives Purchaser written notice thereof, Purchaser shall have five (5) business days to either waive such Title Objections or to terminate this Agreement and in the event Purchaser exercises its right to terminate this Agreement pursuant to this Section 6(c), the Escrow Deposit shall be returned to Purchaser and both Parties shall be released from all further obligations hereunder, except with respect to those provisions which expressly survive the termination of this Agreement. If Seller shall fail to give Purchaser written notice of its election that it shall correct or remove a Title Objection within the ten (10) day period as set forth hereinabove, Seller shall be deemed to have elected not to cause the Title Objections to be corrected or removed. Prior to Closing, Seller shall not allow, cause or create any additional liens, encumbrances, or restrictions to affect the Property and Seller shall release the same prior to Closing. Seller shall also, at Seller’s expense, satisfy all requirements of the Title Company listed on Schedule C of the Title Commitment which relate to Seller.
(d)
Additional Exceptions to Title.  If any update of the Title Commitment shall show any exceptions created after or recorded after the effective date of the initial Title Commitment which are not Permitted Exceptions, or any update to the Survey discloses any additional encumbrances against the Property whether before or after the expiration of the Title and Survey Review Period (collectively, the “Additional Exceptions”), such Additional Exceptions shall be subject to the provisions of this Section 6.  In the event of any termination of this Agreement pursuant to this Section 6, then the Escrow Deposit shall be immediately returned to Purchaser by the Title Company, without the necessity for consent or approval by Seller, and the Parties shall be released from all further liability under this Agreement.

(i)
Created by Seller.  In the event that one or more Additional Exceptions were created by, through or under Seller or with Seller’s consent, resulted from any action or inaction of Seller, or was otherwise within the reasonable control of Seller, Seller shall, at its sole cost and expense, prior to Closing, cure such Additional Exceptions and for purposes of this Agreement, in all events, Seller shall be required to cause any mortgages or other liens or encumbrances to be removed as of the Closing Date.  Seller’s obligation to cure such Additional Exceptions shall, if such method is acceptable to Purchaser as to any specific Additional Exception, include the obligation to obtain title insurance protection for Purchaser against such Additional Exceptions and to pay additional premiums or costs which the Title Company charges for such protection.  If each of such Additional Exceptions has not been cured by Seller or waived in writing by Purchaser prior to Closing, Purchaser shall be entitled to all rights and remedies set forth in Section 12(b) of this Agreement.

(ii)
Created Otherwise.  In the event that one or more Additional Exceptions were not created by, through or under Seller or with Seller’s consent, did not result from any action or inaction of Seller, and were not otherwise within the reasonable control of Seller, Seller may, but shall not be obligated to, cure such Additional Exceptions prior to Closing.  If Seller elects not to cure such Additional Exceptions, Seller shall deliver written notice of such election within seven (7) days of its receipt of notice regarding the existence of such Additional Exceptions and Purchaser shall thereafter have the right to terminate this Agreement, in which event the Escrow Deposit shall be immediately returned to Purchaser by the Title Company, without the necessity for consent or approval by Seller, and the Parties shall be released from all further liability under this Agreement, except with respect to those provisions which expressly survive the termination of this Agreement.  If Seller does not give such written notice, then Seller shall be deemed to have elected not to cure such Additional Exceptions.
(e)
Uncorrected Title Objections.  If Seller: (i) fails to cause all of the Title Objections and/or Additional Exceptions to be corrected or removed prior to Closing; or (ii) gives written notice to Purchaser that Seller cannot or will not correct or remove all of the Title Objections and/or Additional Exceptions, then, subject to Purchaser’s rights with respect to items as provided in Section 6(d)(i) above, Purchaser shall have the following rights only:
(i)
Purchaser may terminate this Agreement by giving Seller written notice thereof, in which event the Escrow Deposit shall be immediately returned to Purchaser by the Title Company, without the necessity for consent or approval by Seller, and the Parties shall be released from all further liability under this Agreement; or
(ii)
Purchaser may elect to purchase the Property subject to the Title Objections and/or Additional Exceptions not so corrected or removed, in which event the Purchase Price shall not be reduced by any amount, and the uncorrected and remaining Title Objections and/or Additional Exceptions shall be deemed Permitted Exceptions under this Agreement.
In the event that Seller gives written notice to Purchaser that Seller cannot or will not correct or remove all of the Title Objections and/or Additional Exceptions as provided above, then, in order to terminate the Agreement as provided in this Subsection (e), Purchaser must give written notice of termination to Seller within five (5) days after the written notice from Seller that Seller cannot or will not correct the Title Objections.  If Seller fails to send to Purchaser any such notice prior to the expiration of the Feasibility Period, then Seller shall be deemed to have notified Purchaser that it cannot or will not cure the Title Objections, if any, made by Purchaser as of such date. If

Purchaser fails to give such written notice of termination within the time required herein, it shall be conclusively deemed that Purchaser has elected to waive the Title Objections and/or Additional Exceptions not so corrected or removed and accept them as Permitted Exceptions; provided, however, and notwithstanding.

Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall never be deemed to have accepted: (1) any of the standard printed exceptions on the Title Commitment as Permitted Exceptions, including, without limitation, any exceptions relating to mechanics’ lien resulting from work performed or materials requested by or on behalf of Seller; (2) any exceptions evidencing or securing liquidated amounts such as, but not limited to, mortgage financing and/or construction, mechanics’ or other liens, notices of commencement, judgment liens and other encumbrances of ascertainable amounts expressly incurred or assumed by, or arising by, through or under Seller; or (3) taxes and assessments with respect to Seller and/or the Property which are past due as of Closing, none of which shall be deemed Permitted Exceptions hereunder.

(f)
Issuance of Title Policy.  At Closing, Purchaser shall cause the Title Company to issue to Purchaser a pro-forma policy at Closing acceptable to Purchaser, and unconditionally commit to issue to Purchaser after Closing, a TLTA Form T-1 Owner’s Policy of Title Insurance, insuring good and indefeasible title to the Land in Purchaser in the amount of the Purchase Price, subject only to the Permitted Exceptions (the “Title Policy”).  At or before the Closing, Seller shall satisfy all reasonable and customary requirements contained in Schedule C of the Title Commitment or in any update thereof, except for those requirements which by their nature can only be satisfied by Purchaser, and shall execute and deliver to Title Company an owner’s affidavit reasonably acceptable to Seller and sufficient to support the issuance of the Title Policy without the standard non-survey related preprinted exceptions.
7.
REPRESENTATIONS, WARRANTIES, COVENANTS, AND CONDITIONS PRECEDENT.
(a)
Seller’s Representations and Warranties.  Except as otherwise disclosed in the Disclosure Documents provided to Purchaser, Seller makes the following representations and warranties, to Seller’s knowledge, in addition to any other covenants and representations made by Seller herein, all of which shall survive the Closing as provided in Section 7(e) below:
(i)
Parties in Possession.  There are no parties in possession of any portion of the applicable Parcel, except the tenants pursuant to the Leases disclosed herein.  The Leases are in full force and effect and have not been amended or modified in any respect, and to Seller’s knowledge, Seller has not entered into any side agreements with the tenants.  Except as disclosed in the Estoppel Certificates, the rents provided for under the terms of the Leases are or will be collected without offset or counterclaim, and no concessions or free rent shall be made or are due to any tenant.  No written notice of default has been received from any tenant under the Leases or, if such written notice of default has been received, the condition complained of has been or will be cured by Seller prior to Closing.

(ii)
Condemnation.  There is no pending or, to the knowledge of Seller, threatened condemnation or similar proceeding or special assessment affecting the applicable Parcel or any part thereof, nor to the knowledge of Seller is any such proceeding or assessment contemplated by any governmental authorities.
(iii)
Encumbrances.  Seller is the sole owner of the applicable Parcel.  Seller has not entered into any agreement to lease, sell, mortgage (except for existing mortgages of record, which Seller shall cause to be released of record as of the Closing) or otherwise encumber or dispose of its interest in the applicable Parcel or any part thereof, except for any contracts expressly disclosed in this Agreement or the exhibits attached hereto, and Seller will not enter into any such agreements which will continue beyond the Closing Date without the prior written consent of Purchaser.  Seller has no knowledge of threatened mechanics liens or notices of intent to file mechanics liens against all or any portion of the applicable Parcel for shell work performed under the Leases that is the responsibility of Seller as landlord, and all contractors, subcontractors, materialmen, suppliers, laborers and other Parties who have performed services and/or provided material to or with respect to the applicable Parcel have been paid in full for shell work performed under the Leases that is the responsibility of Seller as landlord.
(iv)
Defective Use and Operation of Property.  No written notice has been received by Seller from any insurer with respect to any defects or inadequacies of all or any part of the applicable Parcel or the use or operation thereof.
(v)
Default.  Seller has received no written notice of default in respect of any of its obligations or liabilities pertaining to the applicable Parcel, or any part thereof, which obligations or liabilities would be binding on a purchaser of the applicable Parcel.
(vi)
OFAC Compliance.  Seller has received no written notice of non-compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).

(vii)
OFAC Lists.  To Seller’s knowledge, neither Seller nor any partner or beneficial owner of Seller: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; (iii) is owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iv) shall transfer or permit the transfer of any interest in Seller or any beneficial owner in Seller to any person or entity who is, or any of whose beneficial owners are, listed on the Lists.  Seller hereby covenants and agrees that if Seller obtains knowledge that Seller or any of its partners or beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Seller shall immediately notify Purchaser in writing, and in such event, Purchaser shall have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Seller, in which event the Escrow Deposit shall be returned to Purchaser.
(viii)
Regulatory Matters.  Seller has no knowledge and has not received written notice of any pending or threatened litigation or administrative proceedings which could adversely affect title to the applicable Parcel or any part thereof, the ability of Seller to perform any of its obligations hereunder, or the present use of the applicable Parcel.  Seller has not received written notice from any governmental authority requiring the correction of any condition with respect to the applicable Parcel, or any part thereof, by reason of violation of any statute, ordinance, code, rule or regulation, including zoning regulations, or that any investigation has been commenced or is contemplated to Seller’s knowledge.
(ix)
No Suits.  There are no suits, proceedings, arbitrations, claims or counterclaims, including, without limitation, claims relating to any errors or omissions in connection to the applicable Parcel, before any court and/or before or by any Federal, State or other governmental agency or department or to the Seller’s knowledge have any of the same been threatened.
(x)
Environmental Laws.  To Seller’s knowledge, there are no Hazardous Substances, on or about the applicable Parcel, in levels that require any remediation and Seller has received no notice of any violation of any Environmental Law.  As used herein, the term “Hazardous Substances” shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any applicable local, state or federal law, rule or regulation, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any applicable local, state, or federal law, rule or regulation or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product.
As used herein, the term “Environmental Law” shall mean any applicable law, rule or regulation relating to any Hazardous Substances.

(xi)
Authority.  Seller is a duly organized and validly existing limited liability company pursuant to the laws of the State of Texas and has full power and authority to enter into and perform this Agreement and perform its obligation hereunder, and the execution and delivery of this Agreement has been duly and properly authorized by all necessary and appropriate action.

(xii)
Consents; Binding Obligations.  No third-party approval or consent is required for Seller to enter into this Agreement or to consummate the transaction contemplated hereby.  This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms subject to applicable bankruptcy rules and equity.

(xiii)
Unrecorded Rights.  Seller has not given or granted any person any unrecorded right or option to acquire all or any of the applicable Parcel or the proceeds derived from the applicable Parcel, except for the grants, pledges and other assignments made by Seller to the applicable Parcel’s current mortgagee (if any), all of which shall be terminated or satisfied in fact and of record as of and at the Closing.

(xiv)
Bankruptcy.  There exists no pending or threatened bankruptcy, insolvency or similar proceedings affecting Seller or the applicable Parcel.

(xv)
Disclosure Documents.  Seller has furnished Purchaser with true, correct and legible copies of all Disclosure Documents in Seller’s possession or under Seller’s control. Seller makes no warranty as to the accuracy or reliability of such Disclosure Documents.

(xvi)
FIRPTA.  Seller is not a “foreign person,” as that term is used and defined in the Internal Revenue Code, Section 1445, as amended.
For purposes of this Agreement, the phrases “to Seller’s knowledge” or “to the knowledge of Seller” means to the actual knowledge of Robert G. Haiman without any independent investigation or inquiry.  If Seller becomes aware of any act or circumstances which would change or render incorrect, in any material respect, any representation or warranty made by Seller under this Agreement, whether as of the date given or any time thereafter through the Closing Date and whether or not such representation or warranty was based upon Seller’s knowledge and belief as of a certain date, Seller will give prompt written notice of such changed fact or circumstance to Purchaser; in which event, unless Seller elects to cause and does cause the representation or warranty to again become true or correct prior to Closing, Purchaser’s sole remedies shall be: (i) to terminate this Agreement at or prior to the Closing (in which case the Escrow Deposit shall be immediately returned to Purchaser by the Title Company, without the necessity for consent or approval by Seller, and the Parties shall be released from all further liability under this Agreement, except for those that, by their terms, expressly survive such termination); or (ii) to waive any objection to the representation or warranty to the extent it has become untrue or incorrect and to proceed with the Closing, with no adjustment to the Purchase Price. By executing and delivering the documents listed in Section 5(a) Seller shall be deemed to have made all of the foregoing representations and warranties as of Closing (subject to any breaches of which Purchaser had actual knowledge and waived as of the Closing, as set forth above), which shall survive the Closing for the Survival Period (as defined in Section 7(e)).
(b)
Purchaser Representations and Warranties.  Purchaser represents and warrants to Seller that Purchaser is a duly organized and validly existing corporation pursuant to the laws of the State of Minnesota, authorized to do business in Texas, and has full power and authority to enter into and perform this Agreement and perform its obligation hereunder, and the execution and delivery of this Agreement has been duly and properly authorized by all necessary and appropriate action.
(c)
Seller’s Covenants.  Seller covenants that between the Effective Date and the date of Closing:
(i)
Condemnation.  Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the applicable Parcel, or any portion thereof, or any other proceedings arising out of injury or damage to the applicable Parcel, or any portion thereof, Seller will notify Purchaser of the pendency of such proceedings;

(ii)
Litigation.  Seller will advise Purchaser promptly of any litigation, arbitration or administrative hearing concerning or affecting the applicable Parcel of which Seller has knowledge or notice;
(iii)
Contracts.  Seller will not enter into any service or maintenance contracts (except for public utilities) which will obligate Purchaser or be a charge or lien against the applicable Parcel at Closing.  Seller will continue to honor and perform all obligations of Seller under the Leases, and under any Service Contracts and Warranties. Seller will deliver to Purchaser any documents executed by Seller or its tenants under the Leases which change either Seller’s or any tenant’s obligations under the Leases, if applicable;
(iv)
Insurance.  Seller will maintain all casualty and liability insurance policies currently covering the applicable Parcel or any part thereof in full force and effect; and
(v)
Operation.  Seller will manage, maintain and operate the applicable Parcel from the Effective Date through the date of Closing in substantially the same manner as it has prior to the Effective Date.
(d)
Conditions Precedent to Purchaser’s Obligations.  Purchaser’s obligation to consummate the transaction contemplated hereunder is expressly conditioned upon the satisfaction of the following conditions as of the date of Closing:
(i)
Representations and Warranties. Seller’s representations and warranties set forth herein continue to be true and accurate in all material respects;
(ii)
Breach.  There is no material breach of Seller’s covenants as set forth herein;
(iii)
Title and Survey.  There is no material change in the matters reflected by the Survey and the Title Commitment except as consented to in writing by Purchaser; and
(iv)
Leases.  The Leases are in full force and effect, no tenant has defaulted thereunder, nor has filed for bankruptcy or had a petition in bankruptcy filed against it, the tenants are open and operating their businesses in accordance with the Leases, and Purchaser shall have received the Estoppel Certificates contemplated herein pursuant to Section 5(c).
(v)
Title Policy. The Title Company shall be irrevocably and unconditionally committed to issue to Purchaser the Title Policy (subject only to payment of its premiums therefor).
Purchaser agrees and acknowledges that Purchaser’s closing on the purchase of the applicable Parcel is conclusive evidence that Purchaser has forever waived all of the conditions precedent set forth above.

(e)
Survival of Seller’s Representations.  Seller and Purchaser agree that Seller’s Representations and Warranties shall survive Closing for a period of nine (9) months (the “Survival Period”) and that Seller’s liability for any breach of Seller’s Representations and Warranties shall be limited to Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) during the Survival Period.  Seller shall have no liability after the Survival Period with respect to Seller’s Representations and Warranties, it being acknowledged and agreed that if Purchaser has any claim for a breach, it must notify Seller in writing of such claim during the Survival Period.  Seller shall further have no liability, and Purchaser waives any claim for breach of any Representation and Warranty that Purchaser closes on with actual or constructive knowledge of any misrepresentation.  The provisions of this Section 7(e) shall survive the Closing and delivery of the Deed to Purchaser for the length of the Survival Period.
8.
CLOSING.
(a)
Date and Place.  The purchase and sale of the Property by Seller to Purchaser shall occur on or before a mutually acceptable date that is not later than five (5) days from the later of: (i) expiration or waiver by Purchaser of the Feasibility Period; or (ii) the date that all of the conditions precedent contained in Section 7(d) above have been met (the “Closing Date”).  The Closing shall occur in the offices of the Title Company and/or can be accomplished as a “mail-away closing.”  As used herein, the term “Closing” means the date and time that Seller’s Deeds are executed, acknowledged and delivered to Purchaser.
(b)
Seller’s Obligations at Closing.  At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following:
(i)
Special Warranty Deed.  Seller shall execute and deliver to the Title Company for recording a Special Warranty Deed in substantially the form attached hereto as Exhibit D (the “Deed”), fully executed and acknowledged by Seller, conveying indefeasible fee simple title to the applicable Parcel to Purchaser, subject to all matters listed as permitted encumbrances in Seller’s vesting deeds (provided such does not preclude Purchaser from raising any such matters as Title Objections), all matters that would be disclosed by an accurate and complete land survey of the Property, any liens created, suffered or granted by Purchaser as part of any financing loans it has created to purchase and/or improve the Property, or as part of any activities it or its agents, contractors or employees have conducted relating to the Property through time of recordation of the Deed, and the Permitted Exceptions.
(ii)
Bill of Sale.  Seller shall execute, acknowledge and deliver to Purchaser a Bill of Sale (the “Bill of Sale”) in substantially the form attached hereto as Exhibit E.
(iii)
Assignment and Assumption of Leases and Service Contracts.  Seller shall execute, acknowledge and deliver to Purchaser an Assignment in substantially the form attached hereto as Exhibit F.
(iv)
Tenant Notice Letters.  Seller and Purchaser shall execute and deliver to each tenant under the Leases a tenant notice letter, in form reasonably satisfactory to Seller and Purchaser.
(v)
Leases and Records.  Seller shall deliver to Purchaser all original executed copies of the Leases as may have been amended and originals or copies of all books and records reasonably necessary for the continued operation of the Property, to the extent in Seller’s possession or the possession of its management company.

(vi)
Estoppel Certificates. To the extent obtained by Seller and not waived by Purchaser pursuant to Section 5(c), Seller shall deliver the Estoppel Certificates.
(vii)
Owner’s Affidavit. Seller shall deliver an owner’s affidavit as provided in Section 6.
(viii)
Roof Warranty. Seller shall deliver an assignment of any transferable roof warranty with respect to any of the buildings on the Property at Purchaser’s sole cost and expense.
(ix)
Other Instruments.  Seller shall execute and deliver such other documents as are customarily executed in Texas in connection with the conveyance of real property, including all required closing statements, releases, affidavits or indemnities in form sufficient to enable the Title Company to delete the standard exceptions (other than matters constituting any Permitted Exceptions) from the Title Policy, resolutions, certificates of good standing, and such other organizational documents as Title Company shall reasonably require evidencing Seller’s authority to consummate this transaction, and any other instruments that may be required by the Title Company.  Upon request, Seller shall execute such documents as may be necessary for Purchaser to obtain bulk sales certificates or tax clearances certificates as provided in Section 8(c)(iv) below, at no cost or liability to Seller.
(x)
Possession.  Seller shall deliver possession of the Property to Purchaser at Closing, subject only to the Leases.
(xi)
Foreign Investment in Real Property Tax Act Requirements.  Seller and Purchaser agree to comply with all requirements of the Foreign Investment In Real Property Tax Act, as amended, and applicable IRS Regulations (“FIRPTA”).  If Seller is not a “foreign person” as defined in FIRPTA, this requirement includes the delivery of a Certificate at Closing verifying that Seller is not a foreign person.  If Seller is a foreign person or if Seller fails to deliver the required Certificate, Seller acknowledges that a portion of the Purchase Price that would otherwise be paid to Seller at the Closing must be withheld in order to comply with the FIRPTA requirements.  The amount required to be withheld shall be paid to a mutually acceptable third-Party escrow agent for delivery to the Internal Revenue Service, along with the appropriate FIRPTA reporting forms, copies of which shall be provided to Seller and Purchaser.  If Seller and Purchaser do not designate an escrow agent for such purpose prior to the Closing, the Title Company is authorized to act as such escrow agent.  All costs and expenses relating to the withholding and payment of such funds to the Internal Revenue Service shall be paid by Seller.
(c)
Purchaser’s Obligations at Closing.
(i)
Payment of Purchase Price.  At the Closing, Purchaser shall pay the Purchase Price, in cash, via wire transfer, less the amount of the Escrow Deposit to be paid to Seller at the Closing, subject to any adjustments for prorations and other credits provided for in this Agreement.
(ii)
Assumption of Obligations.  Purchaser shall execute and deliver to Seller the Assignment and Assumption Agreement to evidence Purchaser’s assumption of the obligations set forth therein.

(iii)
Tenant Notice Letters.  Seller and Purchaser shall execute and deliver to the tenants under the Leases a tenant notice letter, in form and substance reasonably satisfactory to Seller and Purchaser.
(iv)
Other Instruments.  Purchaser shall execute and deliver such other documents as are customarily executed in Texas in connection with the purchase of real property, including all required closing statements, in form sufficient to enable the Title Company to delete the standard exceptions (other than matters constituting any Permitted Exceptions) from the Title Policy, resolutions, certificates of good standing, and such other organizational documents as Title Company shall reasonably require evidencing Purchaser’s authority to consummate this transaction, and any other instruments that may be required by the Title Company and Purchaser may obtain bulk sales certificates and/or tax clearances certificates, to the extent required in the state where the Property is located in order to protect Purchaser from any successor liabilities of Seller following Closing.
(d)
Closing Costs.  Seller and Purchaser agree that all closing costs for the Closing of the Property shall be paid as follows:
(i)
Paid by Seller.  Seller shall pay the base premium cost for the Title Policy, Seller’s legal fees (if any), Seller’s wiring fees, any brokerage commissions, one-half (1/2) of the Title Company’s escrow or closing fee, all recording fees, any charges from Seller’s lender resulting from loan payoffs, and documentary transfer taxes.
(ii)
Paid by Purchaser.  Purchaser shall pay the cost of any endorsements to the Title Policy and/or any loan policy and any endorsements or affirmative coverage requested by Purchaser to the Title Policy or any loan policy, the charges related to the Survey, Purchaser’s legal fees (if any), one-half (1/2) of the Title Company’s escrow or closing fee, and all other closing costs not specifically enumerated in these subsections (i) and (ii).
(e)
Adjustments.  The following shall be adjusted between Seller and Purchaser and shall be prorated on a per diem basis as of 11:59 P.M. of the date preceding the date of Closing:
(i)
Rents, Security Deposits and Other Charges Payable Under the Leases.  All monthly rental due under the Leases shall be prorated to Purchaser beginning on the Closing Date of the Property through the end of the applicable month of Closing. In the event that, subsequent to Closing, Seller receives any payments of rental or other amounts due from tenants under Leases, Seller shall properly endorse such payments to Purchaser, and shall promptly forward such payments to Purchaser.

(ii)
Taxes. The tenants are responsible for reimbursement of real estate taxes under the Leases. Seller collects estimated monthly payments of additional rent, which include estimated real estate taxes. Seller and Purchaser agree to work reasonably and in good faith together to determine if the amount(s) collected by Seller prior to Closing for reimbursement of the real estate taxes is sufficient to: (i) pay the real estate taxes (if due) imposed on the Property for the year in which Closing occurs or any prior year with or without proration from Purchaser through the date of Closing; or (ii) prorate the estimated amount (if not due) through the date of Closing; or (iii) not prorate the estimated amount (if not due) through the date of Closing. Notwithstanding anything contained in this Agreement to the contrary, all ad valorem real estate taxes, payments-in-lieu of taxes and special assessments (“Taxes”) imposed on the Property for the year in which Closing occurs or any prior year and which are not paid directly by tenants under the Leases shall be prorated on a cash basis and adjusted to the Closing Date, based on the latest information available with respect to Taxes and shall be added or deducted from the Purchase Price as appropriate.  In the event that, after the Closing Date, any additional Taxes are levied, imposed upon or assessed against the Property for periods prior to the Closing Date which are not paid directly or reimbursed by tenants, Purchaser shall give Seller written notice of such Taxes, and Seller shall be responsible for payment of such additional Taxes in full within the time fixed for payment thereof and before the same become delinquent.
(iii)
Operating Expenses and Reimbursements.  All operating expenses pertaining to the Property not already being paid by the tenants under the Leases (such as utilities), if any, shall be prorated from and after the Closing Date through the applicable month of Closing.
9.
AS-IS CONDITION; WAIVER AND RELEASE:
Except as stated in this Agreement or any document executed and delivered by seller at closing, neither Seller nor anyone acting for or on behalf of Seller has made any representation, statement, warranty or promise, either written or oral, concerning the Property or the feasibility, desirability or adaptability thereof for any particular purpose, or the availability of water and sewer taps.  All matters other than those specifically addressed in this Agreement have been or shall be independently verified by Purchaser, and except as otherwise provided herein, Purchaser is purchasing the Property BASED on its own examination and inspection in its “as is” physical condition and state of repair.  Purchaser hereby waives and Seller hereby disclaims all warranties of any type or kind whatsoever with respect to the Property except as expressly set forth in this Agreement or in the deed or any document executed and delivered at Closing.  Purchaser expressly waives any right of reScission and all claims for damages by reason of any statement, representation, warranty, promise, or agreement, if any, unless contained in this Agreement or any Exhibit hereto or elsewhere in a written document executed by Seller.

EXCEPT FOR ANY EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS AGREEMENT OR ANY DOCUMENTED EXECUTED AND DELIVERED BY SELLER AT CLOSING, PURCHASER, FOR ITSELF AND ITS HEIRS, SUCCESSORS, AND ASSIGNS AND ANYONE ELSE CLAIMING BY, THROUGH, OR UNDER PURCHASER, HEREBY EXPRESSLY: (i) WAIVES ANY AND ALL CLAIMS AND/OR CAUSES OF ACTION WITH RESPECT TO THE PROPERTY IN ANY WAY, INCLUDING, WITHOUT LIMITATION, ANY VIOLATIONS OF ANY ENVIRONMENTAL LAWS AND/OR ENVIRONMENTAL CONTAMINATION; AND (ii) FOREVER RELEASES SELLER AND SELLER’S AFFILIATES, AND ANY OF THEIR RESPECTIVE OWNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, TENANTS, CONTRACTORS, CONSULTANTS, OR ATTORNEYS FROM ANY AND ALL LIABILITY BASED IN WHOLE

OR IN PART UPON ANY SUCH CLAIMS OR CAUSES OF ACTION WITH RESPECT TO THE PROPERTY, WHETHER LATENT OR PATENT, INCLUDING, WITHOUT LIMITATION, VIOLATIONS OF ANY ENVIRONMENTAL LAWS AND/OR ENVIRONMENTAL CONTAMINATION, DIRECTLY OR INDIRECTLY, WHETHER FORESEEABLE OR UNFORSEEABLE, WHETHER ARISING IN TORT OR CONTRACT, INCLUDING ANY ALLEGED FAILURE BY SELLER TO SATISFY A DUTY TO DISCLOSE INFORMATION TO PURCHASER CONCERNING THE PROPERTY OR THE PRESENCE OF ANY PATENT OR LATENT DEFECTS OR DEFICIENCIES.  NOTWITHSTANDING THE INENT OF THE PARTIES HERETO THAT THE AFOREMENTIONED WAIVER AND RELEASE PROVISIONS CONTAINED ABOVE BAR ALL CLAIMS AND CAUSES OF ACTION BY PURCHASER AND PURCHASER’S HEIRS, SUCCESSORS, AND ASSIGNS AND ANYONE CLAIMING BY, THROUGH, OR UNDER PURCDHASER, SHOULD A COURT OF COMPETENT JURISDICTION DEEM OTHERWISE, PURCHASER HEREBY AGREES THAT THE PRESENCE OF THESE WAIVER AND RELEASE PROVISIONS ABOVE SHOULD SERVE AS THE OVERWHELMING, PRIMARY FACTOR IN ANY EQUITABLE APPORTIONMENT OF RESPONSE COSTS UNDER APPLICABLE FEDERAL, STATE, OR LOCAL LAWS, ORDINANCES, OR REGULATIONS.  the provisions of this section 9 shall survive the closing and delivery of the deed to the purchaser.
10.
DESTRUCTION OR DAMAGE PRIOR TO CLOSING.  Seller shall bear the risk of all loss, destruction or damage to the Property, or any portion thereof, from any and all causes whatsoever until the date of Closing.
(a)
Rights of Parties.  If at any time prior to the Closing any portion of the Property is destroyed or damaged as a result of fire or any other cause whatsoever, Seller shall promptly give notice thereof to Purchaser, and within ten (10) business days after such loss deliver to Purchaser the following items (collectively, “Casualty Loss Information”):  (a)  copies of all of Seller’s casualty and rental loss policies relating to the Property; (b) the  names, addresses and telephone numbers of all adjustors known to Seller which have been assigned to adjust the loss; (c) letters executed by Seller and addressed to each insurance company issuing a policy to Seller which covers such loss, authorizing said company and its adjustors to discuss all matters relating to such loss with Purchaser, its agents and attorneys; and (d) a written description of the damages incurred.  The rights and obligations of the Parties by reason of such destruction or damage shall be as follows:

(i)
Damage Less than $250,000.00.  If the “cost of repair and restoration” (as such term is defined in Subsection 10(b) of such destruction or damage shall be $250,000.00 or less and the destruction or damage does not give either tenant the right to terminate the Leases or abate rent, the obligations of the Parties hereunder shall not be affected by such destruction or damage and Purchaser shall accept title to the Property in its destroyed or damaged condition, but: (1) at the Closing, Seller shall assign to Purchaser all of Seller’s rights, titles and interests, if any, in and to the proceeds of any insurance carried by Seller and payable with respect to such destruction or damage; and (2) the Purchase Price shall be reduced by the amount, if any, by which the cost of repair and restoration exceeds the amount of such proceeds available for repair or restoration (less the actual cost of any repairs or restoration performed and paid for by Seller prior to Closing at Purchaser’s request).  If the amount of such proceeds has not been determined on or prior to the date of Closing, Seller shall, out of the portion of the Purchase Price payable at the Closing, deposit in escrow with the Title Company an amount equal to the cost of repair and restoration.  Upon the determination of the amount of such proceeds, the Title Company shall release the amount so deposited with it to Seller and/or Purchaser in accordance with the provisions of this Subsection 10(a).
(ii)
Damage More than $250,000.00.  If the cost of repair and restoration of such destruction or damage shall exceed $250,000.00 or in the event that either tenant has a termination right or right to abate rent under the Leases as a result of such destruction or damage, Purchaser shall have the option either to: (a) accept title to the Property in its destroyed or damaged condition in accordance with and subject to the provisions of Subsection (i), above; or (b) cancel this Agreement by giving written notice to such effect to Seller not later than ten (10) days after the cost of repair and restoration is determined (as provided in Section 10(b)); upon the giving of such notice of termination by Purchaser, the Escrow Deposit shall be refunded to Purchaser and thereafter this Agreement shall be null and void and the Parties shall have no further obligation or liability hereunder.
(b)
Cost of Repair and Restoration.  The term “cost of repair and restoration” shall mean an estimate of the actual cost of repair and restoration obtained by Seller within twenty (20) days of such destruction or damage, from a reputable contractor regularly doing business in the Hempstead or Amarillo metropolitan area, as applicable.

11.
CONDEMNATION.  If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to the Property, and the same is not dismissed on or before ten (10) days prior to Closing, Purchaser shall be entitled either to terminate this Agreement upon written notice to Seller or to waive such right of termination and receive all such condemnation proceeds.  In the event of a termination of this Agreement, the Escrow Deposit shall be refunded by the Title Company to Purchaser and neither Party shall have any further rights or obligations hereunder.  Notwithstanding anything to the contrary herein, any eminent domain proceedings instituted (or of which notice shall be given) solely for the taking of any subsurface and/or aerial rights for utility easements or for any rightofway easement, if the surface may, after such taking, be used in materially the same manner as though such rights had not been taken (and the taking does not give the tenants the right to terminate the Leases or abate rent), shall not entitle Purchaser to terminate this Agreement as to any part of the Property, but any award resulting therefrom shall be the exclusive property of Purchaser upon Closing.  In the event Purchaser elects to terminate this Agreement under this Section 11, the Title Company shall forthwith return to Purchaser the Escrow Deposit and neither Party to this Agreement shall thereafter have any further rights or obligations hereunder.
12.
DEFAULTS AND REMEDIES.
(a)
Purchaser’s Default and Seller’s Remedies.
If Purchaser is in material default under this Agreement, except for any default with respect to any obligation to repair the Property or indemnify Seller, after five (5) days’ written notice with right to cure, Seller shall be entitled to terminate this Agreement and receive the Escrow Deposit as its sole and exclusive remedy.  It is agreed that such amount shall be liquidated damages for a default by Purchaser under this Agreement because of the difficulty and uncertainty of ascertaining actual damages for such default.  Seller waives all other remedies with respect to any default by Purchaser, other than a default with respect to any obligation to repair the Property or to indemnify Seller.

(b)
Seller’s Default and Purchaser’s Remedies.  In the event of a material default by Seller hereunder and Purchaser is not in default, after five (5) days’ written notice with right to cure, Purchaser shall have the right to: (i) terminate this Agreement and be entitled to a return of the Escrow Deposit; or (ii) to seek specific performance of this Agreement, provided such specific performance action is brought within sixty (60) days after the date Seller defaults under the terms of this Agreement, as its sole and exclusive remedies.  Notwithstanding the foregoing, if Purchaser selects option (ii) above and specific performance is not an available remedy to Purchaser because Seller breached this Agreement by selling the Property to a party other than Purchaser (or an affiliate of Purchaser) while this Agreement remained in full force and effect, then, Purchaser shall have the right to file suit against Seller for actual damages (but not consequential, incidental, indirect, special, exemplary, punitive damages, or any other type of damages) resulting from such default, provided Purchaser files such suit within sixty (60) days following such breach and the amount of actual damages claimed is not more than ten percent (10%) of the Purchase Price allocated to the applicable Parcel(s).
Notwithstanding the foregoing, however, Seller and Purchaser acknowledge and agree that the limitation on Seller’s or Purchaser’s remedies set forth above shall not limit Seller’s or Purchaser’s rights to bring an action to enforce any indemnification provisions set forth herein or, following Closing, to pursue all rights and remedies with respect to Seller’s breach of a representation and warranty or a violation of a covenant(s) which survives the Closing Date, and nothing herein shall be deemed a limitation on Seller’s or Purchaser’s rights to be reimbursed for its attorneys’ fees as provided in Section 15(m) hereof.
(c)
Notwithstanding anything contained herein to the contrary, in the event an action is brought to enforce the terms of this Agreement, the non-prevailing Party shall reimburse the prevailing Party for its reasonable third-party attorneys’ fees, court costs and legal expenses incurred in such action, unless the judge or trier of fact otherwise provides to the contrary.  Further notwithstanding anything to the contrary set forth herein, neither Party shall be deemed to be in default hereunder unless such default continues following a five (5)-day written notice and cure period to such Party.
13.
COMMISSION/CONSULTING FEE.
(a)
Amount.  If and when the Closing occurs, and only if and when such Closing occurs, Seller agrees to pay a commission or consulting fee to Seller’s broker or consultant pursuant to a separate agreement.

(b)
Indemnity.  Seller and Purchaser each warrant and represent to the other that neither of them has dealt with any agent or broker other than the ones identified above in connection with this transaction, and Seller and Purchaser each agree to indemnify and hold the other Party harmless from any loss, liability, or expense suffered by the other Party by reason of a breach of such warranty and representation; provided, however, that Purchaser shall have no liability with respect to the payment of any commission or compensation owed to Seller’s broker or consultant in connection with the transaction contemplated by this Agreement.
(c)
The provisions of this Section 13 shall survive the Closing, or in the event that the Closing does not occur, the termination of this Agreement.
14.
LEASES.  Between the Effective Date and the Closing Date, Seller shall not amend the Leases or enter into any new lease (a “New Lease”) with respect to the Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.  In the event Seller presents a proposed New Lease or an amendment to a Lease to Purchaser for its approval and Purchaser fails to approve or disapprove any such New Lease in writing within five (5) business days after presentment, Purchaser shall be deemed to have rejected such New Lease or amendment to a Lease.  In all events, Seller shall be responsible for all costs and expenses relating to any amendment to a Lease or any New Lease including all of Landlord’s obligations to pay any leasing commissions, tenant finishes or tenant finish allowances and in no event shall Purchaser assume any obligations with respect thereto.
15.
MISCELLANEOUS.
(a)
Assignment of Agreement; Double Escrow Notice.  This Agreement may be assigned by Purchaser without Seller’s prior written consent (a “Permitted Assignee”).  In the event of any assignment of this Agreement, Purchaser shall provide Seller with prompt written notice thereof, and the Assignee shall expressly assume, in writing, all of Purchaser’s liabilities, obligations and duties under this Agreement.  Seller advises Purchaser that Seller intends to use a portion of the Purchase Price to acquire title to the Property from its current owner in a double escrow transaction. Additionally, without assigning this Agreement, Purchaser may designate an affiliate to take title to any Property at Closing, and Seller agrees to convey the Property to such affiliate in accordance with the terms hereof and such affiliate shall be bound by the terms of this Agreement.
(b)
Notices.  All notices, statements, demands, requirements, or other communications and documents (collectively, “Communications”) required or permitted to be given, served, or delivered by or to either Party or  any intended recipient under this Agreement shall be in writing and shall be either delivered by hand, sent by a nationally recognized overnight courier service, or prepaid certified or registered mail (airmail in the case of all international communications), return receipt requested, to the Party or intended recipient at its address stated below, or sent by electronic mail to the Party or intended recipient at such electronic mail address as either Party may from time to time have notified the other Party as being its address or electronic mail address for purposes of this Agreement to the exclusion of all previously applicable addresses and electronic mail addresses.  Such Communications shall be deemed to have been given, served, or delivered:
(i)
if delivered by hand, upon delivery;

(ii)
if delivered by overnight courier, on the next business day following the date of delivery to the courier;
(iii)
if sent by mail, four (4) days after the date of mailing; or
(iv)
if sent by electronic mail, upon successful transmission.
The addresses of the Parties are as follows:

To Seller:

Ottomatic Capital, LLC

4060 Travis Street, #3
Dallas, Texas 75204

Attention: Robert G. Haiman
Email: robhaiman@gmail.com

To Purchaser:

AEI Property Corporation

1300 Wells Fargo Place

30 East Seventh Street
Saint Paul, Minnesota  55101

Attention:  Marissa Lassaux
Email:  mlassaux@aeifunds.com

With a copy to:
Ice Miller LLP

One American Square, Suite 2900

Indianapolis, Indiana 46282

Attention:  Blake Schulz

Email:  blake.schulz@icemiller.com

(c)
Texas Law to Apply.  This Agreement and the legal relations between the Parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its principles of conflicts of law.  All claims, disputes and other matters in question arising out of or relating to this Agreement, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the State of Texas, Dallas County, and the Parties hereto expressly consent to the venue and jurisdiction of such court.
(d)
Parties Bound.  This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns.
(e)
Legal Construction.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained in the Agreement.  Seller and Purchaser each acknowledge that it and its attorneys have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

(f)
Prior Agreements Superseded.  This Agreement constitutes the sole and only agreement of the Parties to the Agreement and supersedes any prior understandings or written or oral agreements between the Parties concerning the purchase of the Property.
(g)
Time of Essence.  Time is of the essence of this Agreement.
(h)
Gender.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.
(i)
Obligations.  To the extent necessary to carry out the terms and provisions hereof, the terms, conditions, warranties, representations, obligations and rights set forth herein shall not be deemed terminated at the time of Closing, nor will they merge into the various documents executed and delivered at the time of Closing.
(j)
Counterparts. Multiple copies of this Agreement may be executed by the Parties hereto.  Each such executed copy shall have the full force and effect of an original executed instrument.  This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the Parties.  Signed electronic or .PDF copies of this Agreement shall constitute originals for all purposes.
(k)
Effective Date.  The Effective Date of this Agreement shall be the later date by which Seller and Purchaser execute this Agreement.
(l)
Compliance Dates.  In the event that any date specified in this Agreement shall be on a Saturday, Sunday, or a nationally-declared holiday, then the date so specified shall be deemed to be the next business day following such date, and compliance by such business day hereunder shall not be deemed a default by either Seller or Purchaser under this Agreement.
(m)
Attorneys’ Fees.  In the event that any Party hereto brings an action or proceeding against any other Party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing Party in such action or proceeding shall be entitled to recover all actual and reasonable costs and expenses of such action or proceeding, including, without limitation, actual and reasonable attorneys’ fees, charges, disbursements and the fees and costs of expert witnesses, including at all appellate levels.
(n)
Further Assurances.  In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.
(o)
Section 1031 Exchange.  Seller and Purchaser agree to reasonably cooperate with each other to complete an IRC Section 1031 Like-Kind Exchange for Purchaser’s benefit.  Seller shall not incur any additional liability or financial obligation as a consequence of Purchaser’s contemplated like-kind exchange.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
Executed by Purchaser on August 15, 2022.

Purchaser:

AEI Property Corporation
a Minnesota corporation

By: /s/ MARNI NYGARD
Mami Nygard, President

Executed by Seller on August 15, 2022.

Seller:

Ottomatic Capital, LLC
a Texas limited liability company

By: /s/ ROBERT G HAIMAN

           Robert G. Haiman
                                                                                    Managing Member

List of Exhibits

Exhibit A
-
Legal Description
Exhibit B
-
Leases
Exhibit C
-
Disclosure Documents
Exhibit D
-
Form of Special Warranty Deed
Exhibit E
-
Form of Bill of Sale
Exhibit F
-
Form of Assignment and Assumption of Leases and Service Contracts

Exhibit A

Legal Description

Parcel 1

Lot Two (2) of the Hempstead East Business Park, City of Hempstead, Waller County, Texas, according to the plat thereof recorded in Volume 1266, Page 836, Official Public Records of Waller County, Texas.

Parcel 2

BEING all that tract of land in the City of Amarillo, Potter County, Texas, and being all of Lots 3 and 4 in Block 1 of the Tascosa Medical Center Unit No. - 1, an addition to the City of Amarillo, Potter County, Texas, as per plat recorded in volume 1200, Page 415 of the Deed Records of Potter County, Texas, and being further described as follows:

BEGINNING at a 1/2 inch steel rod found in the West line of the Interstate Highway 40B Southbound access road, known as W. Amarillo Boulevard, at the Northeast corner of said Lot 4;

THENCE Southwesterly 202.23 feet along a curve to the right having a radius of 2198.39 feet and a central angle of 5 degrees 16 minutes 14 seconds (Chord bears South 07 degrees 46 minutes 59 seconds West, 202.16 feet), to a 1/2 inch steel rod found in the West line of W. Amarillo Boulevard, at the Southeast corner of said Lot 3;

THENCE South 89 degrees 51 minutes 21 seconds West, 245.36 feet to a 1/2 inch steel rod found at the Southwest corner of said Lot 3;

THENCE North 00 degrees 07 minutes 29 seconds West, 200.18 feet to a 1/2 inch steel rod found at the Northwest corner of said Lot 4;

THENCE North 89 degrees 50 minutes 49 seconds East, 273.17 feet to the POINT OF BEGINNING.

Exhibit B

Leases

1.
Lease Agreement dated as of July 7, 2014 by and between Hempstead Complex LP, a Texas limited partnership (as successor-in-interest to Hempstead Renal Construction LLC, a Texas limited liability company), as landlord, and Renal Treatment Centers – Southeast, LP, a Delaware limited partnership, as tenant.

2.
[Guaranty – DaVita Healthcare Partners, Inc.]

3.
Lease Agreement dated as of July 2, 2013 by and between High Plains Complex LP, a Texas limited partnership, as landlord, and Bio-Medical Applications of Amarillo, Inc., a Delaware corporation d/b/a Fresenius Medical Care Amarillo High Plains, as tenant.

4.
[Guaranty – Fresenius Medical Care Holdings, Inc.]

Exhibit C

Disclosure Documents

Seller shall provide Purchaser with copies of each of the following items with respect to the Property, to the extent in Seller’s possession or control:

1.
A complete set of final building construction plans and specifications for the land and building improvements.

2.
Copies of any vendor contracts and all warranties for the Property (i.e. roof, HVAC, etc.).

3.
Copies of existing title polices with all exhibits.

4.
Copies of existing surveys.

5.
Copies of existing in-house and 3rd party property condition assessments (“PCA’s”) or other report assessing the physical condition of the Property.

6.
Copies of existing environmental reports including phase I ESA’s and/or phase II ESA’s; copies of existing geotechnical reports and soil testing reports and analyses.

7.
Copies of all leases and all amendments thereto and the tenant correspondence file including, without limitation, all notifications from and to the tenant regarding lease commencement, rent commencement and other lease terms.

8.
Copies of the original certificate of occupancy (or their local equivalent).

9.
Copies of the current and past three year’s property tax bills.

10.
A listing of capital expenditures made in the past three years.

11.
Contact information for the person(s) responsible for payment of rent and processing of change of ownership information shall be provided at or prior to Closing.

12.
A copy of the past three year’s reconciliation billings for CAM, taxes and insurance, if applicable.

13.
A copy of Seller’s existing insurance certificate(s) for the Property.
14.
A copy of the Tenants’ existing insurance certificate(s) for the Property.
15.
A copy of any zoning information concerning the current zoning of the Property.

16.
A copy of any soils suitability/geotechnical report along with copies of compaction testing results and/or evidence from the general contractor certifying that the recommendations contained in the soils report were followed during construction.
17.
Copies of all CAM related contracts and invoices for any contracted services.
18.
A copy of any correspondence concerning unresolved and ongoing issues with any tenant and/or any governmental body or authority regarding landlord’s work, construction,  or maintenance issues still being addressed between either tenant and Seller to date; any correspondence from any tenant or any tenant’s representatives regarding on-going requested or potential rent reductions and/or amendments to the Lease, if any.

19.
Copies of any transferable roof warranties, if any.

Exhibit D

Form of Special Warranty Deed

AFTER RECORDING RETURN TO:

AEI Property Corporation
1300 Wells Fargo Place
30 East Seventh Street
Saint Paul, Minnesota 55101

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED (this “Deed”), made as of the _____ day of _________, 2022, is between Ottomatic Capital, LLC, a Texas limited liability company (“Grantor”) and AEI Property Corporation, a Minnesota corporation (“Grantee”).

WITNESSETH, That Grantor, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey and confirm, unto Grantee, its successors and assigns forever, all the real property, together with improvements, situate, lying and being in [Potter/Waller] County, Texas, and described on Exhibit A attached hereto and incorporated herein by this reference.

TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of Grantor, either in law or equity, of, in and to the above bargained property, with the hereditaments, easements, rights of way and appurtenances, and with all of Grantor’s interest, if any, in and to any and all minerals, water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, now or hereafter acquired under or above or used in connection with the property (collectively, the “Property”).

TO HAVE AND TO HOLD the said Property above bargained and described with the appurtenances, unto Grantee, its successors and assigns forever.  Grantor, for itself, and its successors and assigns, does covenant, grant, bargain and agree to and with the Grantee, its successors and assigns, that at the time of the ensealing and delivery of these presents, it is well seized of the Property above conveyed, has good, sure, perfect, absolute and indefeasible estate of inheritance, in law, in fee simple, and has good right, full power and lawful authority to grant, bargain, sell and convey the same in manner and form as aforesaid, and that the same are free and clear from all former and other grants bargains, sales, liens, taxes, assessments, encumbrances and restrictions of whatever kind or nature so ever, except those matters set forth on Exhibit B, attached hereto and incorporated herein by this reference.

The Grantor shall and will WARRANT AND FOREVER DEFEND the above-bargained Property in the quiet and peaceable possession of Grantee, its successors and assigns, against all and every person or persons claiming the whole or any part thereof, by, through or under Grantor but none other.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed as of the date set forth above.

Grantor:

Ottomatic Capital, LLC
a Texas limited liability company

By:

      Robert G. Haiman

      Managing Member

STATE OF TEXAS

)

)  ss.
COUNTY OF DALLAS
)

On this ____ day of                            , 2022, before me, the undersigned officer, personally appeared Robert G. Haiman, as the Managing Member of Ottomatic Capital, LLC, a Texas limited liability company. He is personally known to me or has produced ________________________ as identification.

WITNESS my hand and official seal.

My commission expires:

_____________________________________

Notary Public

(NOTARIAL SEAL)

Exhibit E

Form of Bill of Sale

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Ottomatic Capital, LLC, a Texas limited liability company (“Seller”), hereby sells, assigns and conveys to AEI Property Corporation, a ________________________ (“Purchaser”), all of Seller’s right, title and interest, if any, in and to any personal property that may be located on the Property (as such term is defined in the Purchase and Sale Agreement between Seller and Purchaser dated August ___, 2022).

Dated:  _____________________________, 2022.

Ottomatic Capital, LLC
a Texas limited liability company

By:_______________________________________
     Robert G. Haiman

     Managing Member

Exhibit F

Form of Assignment and Assumption of Leases and Service Contracts

Ottomatic Capital, LLC, a Texas limited liability company (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by AEI Property Corporation, a Minnesota corporation (“Grantee”), the receipt and sufficiency of which are hereby acknowledged, has granted, sold, assigned, transferred, conveyed, and delivered and does by these presents grant, sell, assign, transfer, convey and deliver unto Grantee, all of Grantor’s rights, titles, and interests in and to the following described properties or property interests located in, affixed to, and/or arising or used in connection with the improved property with parking and other amenities (the “Property”) situated on the land in County of [Potter/Waller], State of Texas, more particularly described on Exhibit 1 attached hereto and made a part hereof for all purposes:

A.
All leases for space on the Property (each a “Lease” and collectively, the “Leases”), and all rents and other amounts due and payable to Grantor, as assigned to Grantee, pursuant to the Leases, together with a credit on the Closing Date (as defined below in Section 1) for the aggregate amount of all security deposits owned or held by Grantor pursuant to the Leases and all guarantees given with respect thereto, which Leases and security deposits are described on Exhibit 2 attached hereto;

B.
The service, maintenance, or management contracts relating to the ownership and operation of the Property which Grantee has elected to assume (the “Service Contracts”) and attached hereto as Exhibit 3; and

C.
Any assignable warranties relating to the Property or any portion thereof (collectively, the “Warranties”).

Grantor and Grantee hereby covenant and agree as follows:

1.
Grantee accepts the aforesaid assignment and Grantee assumes and agrees to be bound by and timely perform, observe, discharge, and otherwise comply with each and every one of the agreements, duties, obligations, covenants and undertakings upon the lessor’s part to be kept and performed under the Leases (collectively, “Lessor’s Obligations”) on or after ________________, 2022 (the “Closing Date”) and any obligations of Grantor accruing under the Service Contracts on or after the Closing Date; provided that Grantor shall retain responsibility for all Lessor’s Obligations to be kept and performed under the Leases prior to the Closing Date and accruing under the Service Contracts prior to the Closing Date; and provided further, that nothing contained herein shall modify or amend the terms of the Leases, except that Grantee shall be deemed the Landlord in place of Grantor with respect to each Lease.

2.
Grantor covenants that: (1) it is not in default under the Leases; (2) it has not previously transferred, assigned, mortgaged or otherwise encumbered its leasehold interest under the Leases; and (3) it has full and lawful authority to assign the Leases as it relates to the Property to Grantee.  Grantor represents and warrants that the Leases are in full force and effect and have not been amended, except as previously disclosed to Grantee.  Grantor further represents and warrants that, to the best of its knowledge, as of the Closing Date, there are no uncured defaults by any tenant under any Lease or any event that has occurred, which with the passage of time would be a default by any tenant under any Lease.

3.
Grantee hereby indemnifies and agrees to hold harmless Grantor from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages, and expenses of any nature whatsoever (including, without limiting the generality of the foregoing, reasonable attorneys’ fees and court costs) which Grantor may incur, sustain, or suffer, or which may be asserted or assessed against Grantor on or after the date hereof, arising out of, pertaining to or in any way connected with the obligations, duties, and liabilities under the Leases, the security deposits, and the Service Contracts arising on and after the Closing Date.

4.
Grantor hereby indemnifies and agrees to hold harmless Grantee from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages, and expenses of any nature whatsoever (including, without limiting the generality of the foregoing, reasonable attorneys’ fees and court costs) which Grantee may incur, sustain, or suffer, or which may be asserted or assessed against Grantee on or after the date hereof, arising out of, pertaining to or in any way connected with the obligations, duties, and liabilities under the Leases, the security deposits, and the Service Contracts arising prior to the Closing Date.

5.
The burden of the indemnities made in Sections 3 and 4 hereof shall not be assigned by Grantor or Grantee.  Except as aforesaid, this Agreement shall bind and inure to the benefit of the parties and their respective successors, legal representatives and assigns.

6.
Neither this Assignment nor any term, provision, or condition hereof may be changed, amended or modified, and no obligation, duty or liability or any party hereby may be released, discharged or waived, except in a writing signed by all parties hereto.

7.
This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Texas, without giving effect to the conflicts of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF the parties have executed this agreement as of the ____ day of _______________________, 2022.

Grantor:

Ottomatic Capital, LLC
a Texas limited liability company

By:_______________________________________
     Robert G. Haiman

     Managing Member

Grantee:

AEI Property Corporation
a _____________________________

By:_______________________________________
      Kyle Hagen
      Chief Investment Officer